UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities and Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2019

PHI, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana	0-9827	72-0395707
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2001 SE Evangeline Thruway, Lafayette, Louisiana	70508
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (337) 235-2452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Voting Common Stock	N/A	None
Non-Voting Common Stock	N/A	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As previously disclosed, on March 14, 2019, PHI, Inc. (the “Company”) and its principal U.S. subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Northern District of Texas (the “Bankruptcy Court”) seeking relief under Chapter 11 of Title 11 of the United States Code.

On June 5, 2019, the Company entered into a settlement plan term sheet (the “Term Sheet”) with the Official Committee of Unsecured Creditors (the “UCC”) and certain key stakeholders (the “Parties”) that resolves all pending UCC objections and motions, subject to satisfaction of certain conditions contained within the Term Sheet and the Bankruptcy Court’s approval of the Debtors’ Plan of Reorganization and related Disclosure Statement (the “Plan” and “Disclosure Statement,” respectively). A copy of the Term Sheet is filed as Exhibit 99.1 to this Current Report on Form 8-K.

(b) Among other things, the Term Sheet provides that, contingent upon the effectiveness of the Plan and Disclosure Statement, Mr. Al A. Gonsoulin, who currently serves as the Company’s Chief Executive Officer and Chairman of the Company’s board of directors (the “Board”), will retire from all positions held with the Company and its subsidiaries, including as a member of the Board (the “Gonsoulin Retirement”), effective upon the date of the Company’s emergence from the Chapter 11 Cases (the “Emergence Date”). The Term Sheet further provides that Mr. Lance F. Bospflug, who currently serves as President, Chief Operating Officer and a director of the Company, will be appointed to succeed Mr. Gonsoulin as Chief Executive Officer of the Company on the Emergence Date and will continue to serve as a member of the Board (the “Bospflug Appointment”). The Gonsoulin Retirement and Bospflug Appointment are subject to Plan confirmation and approval by the Bankruptcy Court, and the Company’s emergence from the Chapter 11 Cases.

(e) As contemplated by the Term Sheet, the Parties agreed upon the final terms of a key employee incentive plan in which three of the Company’s named executive officers (Lance F. Bospflug, Trudy P. McConnaughhay, and James Hinch, the “Executives”) will participate (the “KEIP”). By separate order on June 5, 2019, the Bankruptcy Court approved the KEIP, which became effective immediately, having been previously approved by the Board subject to Bankruptcy Court approval.

As described in greater detail in the KEIP, participants have an opportunity to earn two different types of incentive payments under the KEIP: (1) a fee earned upon the consummation of a restructuring transaction (as defined in the KEIP, a “Restructuring Transaction”), with the amount of any payout scaled based on the Company’s degree of achievement against specific net operating cash flow targets and (2) a fee earned upon the sale of one or both of the Company’s two main divisions (as defined in the KEIP, a “Sale Transaction”), with the amount of any payout scaled based on the total consideration received, in each case, subject to an increase or decrease by 20% based on the Company’s safety performance. In the event that a Sale Transaction occurs in conjunction with a Restructuring Transaction, each KEIP participant will earn only one payment equal to the greater of the two. Participation in the KEIP is in lieu of all existing 2019 bonus and severance programs. In order to receive any KEIP payment, the KEIP participant must execute a general release of claims in favor of the Company, including a release of the claim that the restructuring transaction constitutes a “Change of Control” as defined under the PHI, Inc. Change of Control Plan, which was adopted by the Company on September 20, 2018.

With respect to the fee that may be earned upon a Restructuring Transaction, if the Company’s actual net operating cash flow meets target performance, each Executive will earn a fee equal to the following percentage of his or her base salary: Mr. Bospflug, 300%; Mrs. McConnaughhay, 150%; and Mr. Hinch, 150%. The maximum that a participant may earn, based on performance at or above a stretch level, is 125% of his or her target bonus. If “below threshold” performance is not met, no Restructuring Transaction fee will be earned. At performance in between two levels, payouts will be scaled accordingly. There is a cap on the amount that may be earned and paid immediately upon a Restructuring Transaction, with any additional upside (up to the maximum of 125% of target opportunity) contingent upon the Company’s performance against the KEIP metrics through December 31, 2019. In addition, the amounts paid under the KEIP upon the Restructuring Transaction may be subject to clawback if the participant’s employment terminates prior to April 1, 2020.

With respect to the fee that may be earned upon a Sale Transaction, KEIP participants are eligible to earn a percentage of the total consideration received (as defined in the KEIP, the “Total Consideration”), depending on the amount of Total Consideration received in the event of a Sale Transaction involving one or both of the Company’s two main divisions that occurs prior to December 31, 2019. If Total Consideration received equals or exceeds $500 million, a portion of the Total Consideration will be designated as a Sale Transaction fee to be shared by KEIP participants. As described in greater detail in the KEIP, the amount of any Sale Transaction fee increases incrementally as the amount of Total Consideration increases, up to a maximum of 1.50% of any Total Consideration received in excess of $700 million. For any Sale Transaction in which Total Consideration is less than $500 million, no Sale Transaction fee would be earned but the net operating cash flow targets applicable to incentive payments earned for Restructuring Transactions will be adjusted on a pro forma basis. Each Executive would be eligible to receive the following percentage of any Sale Transaction Fee: Mr. Bospflug, 40%; Mrs. McConnaughhay, 10%; and Mr. Hinch, 10%. In the event that multiple Sale Transactions occur, KEIP participants will receive the applicable fee upon the consummation of each transaction.

The foregoing description of the KEIP does not purport to be complete and is qualified in its entirety by the full text of the KEIP, which is filed as Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	PHI, Inc. – Amended Key Employee Incentive Plan

99.1	Settlement Plan Term Sheet, dated June 5, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

PHI, Inc.

Date: June 11, 2019	By:	/s/ Trudy P. McConnaughhay
Trudy P. McConnaughhay
Chief Financial Officer and Secretary